                                  Certified Translation from the German language

                                                                  EXHIBIT 10.15

                              INVESTMENT AGREEMENT

                                    APL, INC.

                                    AGREEMENT

              ON THE ESTABLISHMENT OF A SILENT PARTNERSHIP BETWEEN

                                PHARMED LABS GMBH

                       SCHLIERSEESTRASSE 73, 81539 MUNICH

               - hereinafter referred to as "Technology Company" -

                           AMERICAN PHARMED LABS, INC.

                                270 SYLVAN AVENUE

                           ENGLEWOOD CLIFFS, NJ 07632

                                       USA

                    - hereinafter referred to as "APL, Inc."

                                       and

                  TBG TECHNOLOGIE-BETEILIGUNGS-GESELLSCHAFT MBH

                          DER DEUTSCHEN AUSGLEICHSBANK

                       LUDWIG-ERHARD-PLATZ 1-3, 53179 BONN

              - silent partner, hereinafter referred to as "tbg" -

                                in the amount of

                                  DM 4,000,000

          for the financing of the project described in Sec. 1 para. 2

                                    PREAMBLE

1. Within the scope of the DtA Technology Program TBG will make an investment to finance projects in the early phase, innovation projects and exit financing projects as defined in the investment principles of said program which form part of this Agreement.

2. Following the investment of TBG in the Technology Company, APL, Inc. holds a share of 91.41% in the share capital of the Technology Company through assumption of new shares issued in a capital increase.

      APL, Inc. and TBG have entered into a separate agreement that inter alia grants TBG the right to acquire shares in APL, Inc. for assignment of its claim to repayment of the contribution to which it is entitled on the basis of this Investment Agreement. This separate agreement further grants APL, Inc. the right to demand from TBG the termination of the silent partnership established with this Agreement and the transfer of the claim to repayment of the contribution made by TBG under this Agreement for shares in APL, Inc. (the "Option Agreement"). The Option Agreement is attached to this Agreement as APPENDIX I.

                                    SECTION 1
                              OBJECT OF THE COMPANY

1. The Technology Company, registered in the Commercial Register of the Local Court Munich under HRB 117575, operates a business with the following object pursuant to the Articles of Association in the version of August 25, 1997:

      Research, development, production and distribution of pharmaceutical products as well as the performance of all transactions serving this purpose.

2.    Within the scope of this object, the Technology Company deals with:

      Extended development program for innovative pain therapy systems (topical and systematic) for the treatment of medium and severe pain with local analytics and endogeneous morphins.

                                    SECTION 2
                                  CONTRIBUTION

1. tbg assumes a contribution in the amount of DM 4,000,000 exclusively for the promotion of the innovation project described in Sec. 1 para. 2 and on the basis of the information provided by the Technology Company in the application for investment of October 1997.

2. The Technology Company can call in the contribution after the commencement of the silent partnership (cf. Sec. 4 para. 1) to the extent its immediate use according to its purpose is guaranteed.

      The notice of call in of funds must be accompanied by a confirmation of the requirements by APL, Inc.

4. This Agreement terminates if the contribution has not been called in at least in part by June 30, 1998 at the latest.

5. At the time of the first partial call TBG shall retain a processing fee in the amount of 1% of the total contribution agreed in this Agreement.

6. The contribution of TBG must be kept by the Technology Company on a separate contribution account. Any withdrawals of TBG from this account are excluded.

                                    SECTION 3
                 COMMENCEMENT AND TERM OF THE SILENT PARTNERSHIP

1. The silent partnership begins as soon as both parties have signed this Agreement, however, not before the Option Agreement between APL, Inc. and TBG has been entered into.

2. The term of the silent partnership is limited until December 31, 2007 subject to the termination of the Agreement pursuant to Sec. 12 or 13.

3. Upon termination of the silent partnership the contribution of TBG and any share in profits not yet distributed are due for payment to TBG.

                                    SECTION 4
                                   MANAGEMENT

1. Unless provided otherwise below, TBG does not participate in the management of the Technology Company.

2.    The Technology Company requires the consent of TBG for

      a) any amendment of the Articles of Association, in particular an amendment of the object of the company, the admission of new shareholders or the agreement of new participations;

      b) the appointment and removal of managing directors of the Technology Company or amendments to the managing director service agreements;

      c) conclusion, amendment and termination of agreements regarding the granting or acquisition of licenses, trademarks or know-how (except in the daily software business), patents, utility models or designs to the extent these concern the innovation project promoted by the investment of TBG;

      d) conclusion, amendment and termination of material distribution agreements;

      e) relocation, lease, sale or discontinuance of business operations in whole or in part;

      f) conclusion and termination of domination and profit and loss transfer agreements;

      g) abandonment or material change of the innovation project described in Sec. 1 para. 2;

      h) to the extent these are not included in the project financing by TBG, assumption of obligations for investments that exceed an amount of DM 100,000 or in case of leasing, rent or usufructuary lease agreements that exceed an amount of DM 10,000 per month.

3. Any consents pursuant to Sec. 4 para. 2 must be obtained directly from TBG. Unless TBG declares its refusal to grant consent in writing within a period of 14 days following receipt of the notice on the measures requiring consent pursuant to Sec. 4 para. 2, the consent shall be deemed given.

4. The provisions of this Sec. 4 shall apply only to the extent TBG does not hold a participation in the Technology Company on the basis of other investment agreements that grant TBG the same or more extensive rights than the above.

                                    SECTION 5
                         INFORMATION AND CONTROL RIGHTS

1. Unless TBG waives submission thereof, the Technology Company must report to TBG every six months, as of March 31 and September 30 of each year, on the economic situation of the Technology Company and the status of the innovation project described in Sec. 1 para. 2. In addition, TBG shall receive from the Technology Company a short monthly status report pursuant to the attached APPENDIX II and at the end of the fiscal year an updated business plan for the respective subsequent year.

2. The Technology Company must directly inform TBG in due time of all measures that exceed the scope of the normal course of business.

3. In addition, TBG has the control rights set out in Sec. 716 German Civil Code. This shall continue to apply following termination of the company in the scope required to review the settlement amount.

      TBG may engage third persons for the exercise of its control rights.

4. The German Federal Audit Office is entitled to an audit right pursuant to Sec. 91 German Federal Budget Act vis-a-vis the Technology Company and APL. The Technology Company shall make available to the German Federal Audit Office and TBG for audit purposes all documents that the German Federal Audit Office considers necessary and furnish the corresponding information, which the German Federal Audit Office and TBG shall treat confidential.

5.    Sec. 4 para. 4 shall apply mutatis mutandis.

                                    SECTION 6
                    FISCAL YEAR, ANNUAL FINANCIAL STATEMENTS

1. The fiscal year of the silent partnership corresponds to that of the Technology Company ("Investment Year"). The fiscal year of the Technology Company ends on December 31 of each calendar year.

2. The Technology Company must prepare its annual financial statements (balance sheet, profit and loss statement, notes) in compliance with Sec. 238 - 239 German Commercial Code within six months following the end of the previous fiscal year and submit these to TBG in the original with signature and certified by an auditor.

                                    SECTION 7
                             PROFIT AND LOSS SHARING

1. TBG does not receive a minimum compensation independent of the annual result of the Technology Company for its contribution. Under the Option Agreement, TBG is granted the right to demand the exchange of the silent partnership interest for shares of APL, Inc. on the basis of the terms determined in the Option Agreement.

2. TBG receives a variable compensation of 6% of the annual profit realized as from the calling in of the contribution.

      For any period in which TBG holds more than one participation in the Technology Company, TBG, in addition to the respective minimum compensation, shall receive only a total variable compensation of 9% of the annual profits for all participations, however, at maximum 7% p.a. of the aggregate of the contributions actually made.

      Should further capital be injected into the Technology Company in further financing rounds, the contracting parties shall adjust the profit share of TBG to the then applicable capital structure.

      Such share in profits is payable within two weeks following approval of the annual financial statements (Sec. 6 para. 2).

3. The annual financial statements exclusive of the profit share of TBG is decisive for the calculation pursuant to para. 2.

      a)    To be added to the annual profit are

            - corporate income tax as well as bonus payments to the managing directors, if any, to the extent these have reduced the annual profit shown;

            - extraordinary expenses to the extent these result from business transactions prior to commencement of the silent partnership;

            - losses and sales or destruction of fixed assets to the extent such assets existed at the time of commencement of the silent partnership.

      b)    To be deducted from the annual profit are

            - any amounts from the release of tax-free reserves set up prior to the commencement of the silent partnership;

            - extraordinary income to the extent it results from business transactions prior to commencement of the silent partnership;

            - public grants, subsidies and allowances to the extent these affected net income;

            - income from the sale of fixed assets to the extent such assets existed at the time of commencement of the silent partnership.

      c) In the year of the calling in of the investment the annual profit shall be deemed to have been realized evenly throughout the year for the purposes of calculating the profit share pursuant to para. 2.

4.    TBG does not participate in the losses of the Technology Company.

                                    SECTION 8
                                  SUBORDINATION

The contribution of TBG must be paid back using only funds from future annual proftis, any excess liquidation proceeds or any funds in excess of all other debt of the Technology Company vis-a-vis creditors that are not shareholders of the Technology Company or APL, Inc. The subordination does not apply to claims of all types to which the shareholders of the Technology Company or APL, Inc. are entitled or which they asserted in another function.

Rather, such claims of the shareholders of the Technology Company or APL, Inc. including any initial contributions and premium payments made by them and the contribution of TBG under this Agreement have equal rank and must be satisfied pro rata in the proportion of the amounts of the respective claims to each other.

TBG shall in particular not assert its claims if and to the extent their existence would cause grounds for bankruptcy or composition for the Technology Company; rather, the claims of TBG under this Agreement shall not be treated as bankruptcy or composition claims in bankruptcy or composition proceedings.

                                    SECTION 9
                                      TAXES

The Technology Company shall ensure payment of the statutory capital gains tax including solidarity surcharge with regard to the compensation for the silent participation and withhold capital gains tax including solidarity surcharge from the respective payments to TBG and pay such tax immediately after it becomes due directly to the competent tax office. Following payment, the Technology Company shall issue to TBG within two months after payment becomes due confirmations within the meaning of Sec. 45a para. 2 German Income Tax Act on the forms provided by TBG.

                                   SECTION 10
                        DISSOLUTION OF SILENT PARTNERSHIP

In the event of the dissolution of the Technology Company, the silent partnership shall also be dissolved. The silent participation must be repaid in this case.

                                   SECTION 11
                                   TERMINATION

1. The Technology Company is entitled to repay the investment of TBG in whole or in part observing a notice period of three months to June 30 or December 31 of each year. In the event that TBG exercises the right set out in Sec. 12 lit. a) pursuant to the Option Agreement and informs the Technology Company thereof within four weeks as from receipt by TBG of the declaration of the Technology Company pursuant to sentence 1, the termination pursuant to sentence 1 shall become effective only at the point in time set out in Sec. 12 sentence 2.

2. In addition, the silent partnership can be terminated for cause without notice by written declaration of each of its partners. To the extent the contribution has not been paid or has not been paid in full, TBG is released from its contribution obligation upon the declaration of termination.

      TBG is in particular entitled to termination for cause if

      a) the Technology Company has provided incorrect information in its investment application;

      b) bills of exchange accepted by the Technology Company or APL, Inc. are being protested, the Technology Company or APL, Inc. have stopped payments, an application for bankruptcy or the institution of court composition proceedings is filed or insolvency is determined in another way;

      c) the individuals with know-how in management positions with the Technology Company or APL, Inc. at the time of the signing of the Agreement on the Silent Partnership are no longer full-time managers of the Technology Company or APL, Inc.;

      d) one of the measures listed in Sec. 5 para 2 was performed without the prior consent of TBG;

      e)    in case of Sec. 12.

Para. 1 sentence 2 shall apply accordingly unless the silent partnership is terminated for cause by the Technology Company.

                                   SECTION 12
                     TERMINATION THROUGH EXERCISE OF OPTION

The investment of TBG on the basis of this Agreement can also be terminated for cause by TBG if

a) tbg exercises its right under the Option Agreement to demand the transfer of shares in APL, Inc. for transfer of its claim to repayment of the contribution;

      or

b) APL, Inc. exercises its right under the Option Agreement and demands the termination of this Investment Agreement from TBG and transfers to TBG shares in APL, Inc. for transfer of the claims of TBG for repayment of the contribution.

The termination of the silent partnership shall become effective upon the acquisition of shares in APL, Inc. by TBG.

                                   SECTION 13
                                  DUE PAYMENTS

Due payments shall bear interest at a rate of 4% p.a. from the occurrence of default until receipt by TBG.

                                   SECTION 14
                               GENERAL PROVISIONS

1. Any amendments of or additions to this Agreement require the written form. There are no oral side agreements to this Agreement.

2. Should any provision of this Agreement be legally invalid, the remaining provisions shall not be affected thereby. The Technology Company and TBG are obligated to replace any invalid contractual provisions with legally valid provisions that come as close as possible to the meaning and purpose of the legally invalid provision.

3. Place of jurisdiction for all legal disputes arising from this Agreement or its performance is Bonn.

Munich, February 17, 1998

(illegible signature)                   (illegible signature), Managing Director
--------------------------------        ----------------------------------------
tbg Technologie-Beteiligungs            Pharmed Labs GmbH
Gesellschaft mbH der
Deutschen Ausgleichsbank

(illegible signature), Chairman
-------------------------------
American Pharmed Labs, Inc.

I, Martina Bohmfeldt, in my capacity as a sworn translator for the English language, hereby certify that the above is a correct and complete translation of the German text presented to me in electronic form.

Frankfurt am Main, November 12, 2004

/s/ MARTINA BOHMFELDT
-------------------------------
Martina Bohmfeldt